UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 3, 2018

VITRO DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-17378	84-1012042
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4621 Technology Drive, Golden CO  80403
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 999-2130

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [     ]

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Vitro Diagnostics, Inc., a Nevada corporation (the "Company"), effective April 30, 2018:

a.The Company and C.E.O., Jim Musick, have agreed to convert an aggregate of $1,003,119 in advances to the Company into 20,062,378 shares of the common stock of Vitro Diagnostics Inc. “VODG”, at a valuation of $0.05 per share.  In addition, Mr. Musick will receive a five-year employee stock option grant of consisting of 4.4M shares which will vest ratably over the five year term exercisable at $0.05 per share for ten years.

The Company’s existing CFO, John Evans, has been granted a five-year employee stock option consisting of 2.2M shares which will vest ratably over the five year term; exercisable at $0.05 per share for ten years. In addition, Mr. Evans have been granted a fully vested restricted stock award consisting of 2M shares.

The Company’s COO, Tiana Tonrey has been granted a five-year employee stock option consisting of 2.4M shares which will vest ratably over the five year term; exercisable at $0.05 per share for ten years. (the common stock and option grants collectively referred to herein as the “Securities”).

b.The shares were issued to three persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").    The Securities are “restricted securities” under the Securities Act.

c.The Company paid no fees or commissions in connection with the issuance of the Securities.

d.The grant of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  The investors qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D.  In addition, the Securities, which were taken for investment purposes and not for resale, are subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the accredited investors obtained all information regarding the Company that he requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.See Items 3.02(a) and 5.02.

f.Not applicable.

ITEM 5.02COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Jim Musick has an additional unpaid compensation of $1,243,889 that he has reached agreement with the Board of Directors to treat it as a long-term liability to be paid out from cashflow from operations at such time in the future that the Company is generating self-sustaining cashflow as determined by the Board of Directors.  He also has an additional debt of $580,432 representing the accumulated interest on his advances to the Company.  This accrued interest will be evidenced by an unsecured long term 5 year note at 6%.

The Company has entered into five year employment agreements with its three key executives: Chief Executive Officer (Jim R. Musick); Chief Operating Officer (Tiana Tonrey); and Chief Financial Officer (John R. Evans). Under the terms of his employment agreement Dr. Musick will be paid a base salary of $150,000 a year with up to 100% bonus potential based on performance at the discretion of the Board of Directors.  Dr. Musick will also receive a five-year employee stock option grant as described in Item 3.02 above and in the attached press released.

Under the terms of his employment agreement, Mr. Evans will be paid a base salary of $120,000 a year with up to 50% bonus potential based on performance at the discretion of the Board of Directors.  Mr. Evans will also receive a five-year employee stock option grant, subject to ratable vesting, consisting of 2.2M and a restricted stock award as described in item 3.02 above in the in attached press release.

Under the terms of her employment agreement, Tiana Tonrey will be paid a base salary of $72,000 a year with up to 25% bonus potential based on performance at the discretion of the Board of Directors.  Tiana Tonrey will also receive a five-year employee stock option grant consisting of 2.4M shares which will vest ratably over the five year term; exercisable at $0.05 per share for ten years as described in Item 3.02 above and in the attached press release.

ITEM 7.01REGULATION FD DISCLOSURE

On May 3, 2018, Vitro Diagnostics, Inc. (OTCQB: VODG) (the “Company”) issued a press release announcing the details of its Plan of Recapitalization and the formation of its executive team effective April 30th, 2018.   On May 5, 2018 the press release was reissued to correct an inadvertent error in the previously issued press release.  A copy of the corrected Press Release is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 9.01:EXHIBITS

Item	Title

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vitro Diagnostics, Inc. (Registrant)

Dated: May 7, 2018	___/s/ James R. Musick______ James R. Musick, President and CEO